UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2022

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Clean Street Eden Prairie, Minnesota	55344-2650
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2022, the Board of Directors of Tennant Company (the “Company”) elected Andrew P. Hider as a member of the Board effective that same day. Mr. Hider will stand for re-election at the 2023 annual meeting of shareholders as a member of Class III, a term that expires at the 2025 annual meeting of shareholders. Mr. Hider was appointed to serve as a member of the Audit Committee and Executive Committee of the Board of Directors. A copy of the press release announcing Mr. Hider’s election to the Board is attached as Exhibit 99.

Mr. Hider will receive the standard non-employee director compensation, the terms of which were disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 17, 2022, including a pro-rata amount of the annual compensation for his service from his election until the 2023 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99	News release, dated August 8, 2022 announcing election of Andrew P. Hider.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: August 9, 2022	/s/ Kristin A. Stokes
Kristin A. Stokes
Senior Vice President, General Counsel and Corporate Secretary